Exhibit 24.1
POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jay D. Debertin and Olivia Nelligan, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Form 10-K for the fiscal year ended August 31, 2026 under the Securities Exchange Act of 1934, as amended, of CHS Inc. and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Jay D. Debertin	President and Chief Executive Officer	10/28/2026
Jay D. Debertin	(principal executive officer)

/s/ Olivia Nelligan	Executive Vice President, Chief Financial Officer and Chief Strategy Officer	10/28/2026
Olivia Nelligan	(principal financial officer)

/s/ Daniel Lehmann	Senior Vice President Finance, Corporate Controller and Chief Accounting Officer	10/28/2026
Daniel Lehmann	(principal accounting officer)

/s/ Clinton J. Blew	Chair of the Board of Directors	9/10/2026
Clinton J. Blew

/s/ David Beckman	Director	9/10/2026
David Beckman

/s/ Hal Clemensen	Director	9/10/2026
Hal Clemensen

/s/ Scott A. Cordes	Director	9/10/2026
Scott A. Cordes

/s/ Christopher Edgington	Director	9/10/2026
Christopher Edgington

/s/ Jon Erickson	Director	9/10/2026
Jon Erickson

/s/ Mark Farrell	Director	9/10/2026
Mark Farrell

/s/ Alan Holm	Director	9/10/2026
Alan Holm

Name	Title	Date

/s/ Tracy G. Jones	Director	9/10/2026
Tracy G. Jones

/s/ David R. Kayser	Director	9/10/2026
David R. Kayser

/s/ Russell A. Kehl	Director	10/2/2026
Russell A. Kehl

/s/ Anthony Rossman	Director	9/10/2026
Anthony Rossman

/s/ Trent Sherven	Director	9/10/2026
Trent Sherven

/s/ Jerrad Stroh	Director	9/10/2026
Jerrad Stroh

/s/ Kevin Throener	Director	9/10/2026
Kevin Throener

/s/ Cortney Wagner	Director	9/10/2026
Cortney Wagner